Exhibit 99.1

  Statement of Chief Executive Officer of Safety Components International, Inc.
    Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to ss. 906 of the
                           Sarbanes-Oxley Act of 2002

      In connection with the Annual Report of Safety Components International, Inc. (the "Company") on Form 10-K for the year ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Corey, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/S/ John C. Corey
-----------------
John C. Corey
Chief Executive Officer and President
June 23, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Safety Components International, Inc. and will be retained by Safety Components International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.